UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

____________________

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2024 (the “Closing Date”), Rekor Systems, Inc. (the “Company”) acquired All Traffic Data Services, LLC, a Colorado limited liability company (“ATD”), pursuant to that certain Interest Purchase Agreement (the “Purchase Agreement”), dated as of the Closing Date, by and among the Company, ATD and All Traffic Holdings, LLC (the “Seller”). The Seller is a portfolio company of Seaport Capital, a private equity firm.  ATD is engaged in the business of advanced traffic data collection. Under the terms of the Purchase Agreement, the Company acquired all of the issued and outstanding limited liability company interests of ATD (the “ATD Acquisition”).

The aggregate purchase price for the interests of ATD was approximately $19.0 million, subject to a customary working capital adjustment. The purchase price comprises approximately $9.0 million in cash and 3approximately 3.5 million unregistered shares of the Company’s common stock, par value $0.0001 (the “Stock Consideration”), based on a volume weighted average trading price of the Company’s common stock over a thirty consecutive trading day period prior to the date of the Purchase Agreement, which was $2.86.  662,329 of the 3.5 million shares of the Stock Consideration will be issued and delivered to the Seller on the twelve-month anniversary of the Closing Date, subject to cutback for working capital adjustments and/or indemnification claims favoring the Company, if any.   As a result of the transaction, ATD is a wholly-owned subsidiary of the Company.

The Stock Consideration has been issued by the Company to the Sellers pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D, as promulgated thereunder.  Pursuant to the terms of the Purchase Agreement, the Company will provide customary resale registration rights with respect to the Stock Consideration.

The Purchase Agreement contains customary representations and warranties, and indemnification, non-competition, non-solicitation, and confidentiality provisions.

ATD will operate as a wholly-owned subsidiary of the Company and ATD’s key employees have agreed to continue employment with the Company or one of its affiliates.

The foregoing description of the Purchase Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Purchase Agreement, the Seller was granted the right to designate a director to be seated on the Company’s board of directors (the “Board”) for a term expiring at the Company’s 2024 annual meeting of stockholders, at which meeting such director shall be nominated by the Board to stand for election by the Company’s stockholders to serve for a term to expire at the next annual meeting of the stockholders. The Seller has a right to a Board designee for so long as it holds at least 50% of the Stock Consideration.

On January 2, 2024, at the designation of Seller, the Board appointed Andrew (Drew) Meyers as a member of the Board, with such appointment to take effect immediately. In connection with Mr. Mayer’s appointment, the Board voted to increase the size of the Board to eight members, and appointed Mr. Meyers to fill the resulting vacancy.

Mr. Meyers, age 55, has been a Partner at Seaport Capital since 2018. During his career, Mr. Meyers has worked closely with Seaport Capital’s portfolio companies, including with ATD, to set strategic direction and establish annual budgets, organizational development, key performance indicators and monthly financial reporting.  Mr. Meyers currently serves as a director of the following privately held companies: Healthcare Linen Services Group, Family Entertainment Holdings, LLC, Pearl Media Holdings, LLC and CyberlinkASP. Mr. Meyers earned a B.S. in Business Administration from University of Dayton and Masters of Management, Finance from J.L. Kellogg Graduate School of Management.

The Board has determined that Mr. Meyers is an independent director within the meaning of NASDAQ Rule 5605. The Board has determined that Mr. Meyers’ skills and experiences make him a qualified member of the Board.

Mr. Meyers’s compensation for his services as a director will be consistent with that of the Company’s other nonemployee directors. Effective upon his appointment, Mr. Meyers was granted 50,000 restricted stock units subject to one-year vesting.

Aside from the Seller’s board nomination right contained in the Purchase Agreement, there are no arrangements or understandings between Mr. Meyers and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company will host a special investor conference call on Tuesday, January 9, 2024, at 9:00 a.m., Eastern time, to provide shareholders and investors with further insights into the ATD Acquisition.

The conference call can be accessed by dialing into 877-407-8037 or +1 201-689-8037, or can be accessed via webcast at the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Mq6exHO5. A recording of this call will also be posted to the Company’s Investor Relations website and will be available following the event.

Item 8.01 Other Events.

On January 3, 2024, the Company issued a press release announcing the ADT Acquisition. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1*	Interest Purchase Agreement, dated as of January 2, 2024, by and among Rekor Systems, Inc., All Traffic Data Services, LLC and All Traffic Holdings, LLC.
99.1	Press Release dated January 3, 2024.

* Rekor Systems, Inc. has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: January 3, 2024	/s/ Robert A. Berman
Name: Robert A. Berman Title: Chief Executive Officer